                                 SCHEDULE 14A

                     Information Required in Proxy Statement

                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.     )

Filed by the Registrant                              [X]
Filed by a party other than the Registrant           [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                MISONIX, INC.
               -----------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                  -----------------------------------------
                  (Name of Person(s) Filing Proxy Statement,
                        if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1)  Title of each class of securities to which transaction applies:

         ---------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

         ---------------------------------------

    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

         ---------------------------------------

    (5)  Total fee paid:

         ---------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount previously paid:

         ---------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

         ---------------------------------------

    (3)  Filing Party:

         ---------------------------------------

    (4)  Date Filed:

         ---------------------------------------

                                MISONIX, INC.

                           -----------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              December 10, 1997

                           -----------------------


To the Shareholders of
   MISONIX, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MISONIX, INC., a New York corporation (the "Company"), will be held at The

Huntington Hilton, at 598 Broad Hollow Road, Melville, New York 11747 on Wednesday, December 10, 1997 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

         1.       To elect four Directors to the Board of Directors;

         2. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

         The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

         Only shareholders of record on the books of the Company at the close of business on November 7, 1997 will be entitled to vote at the Annual Meeting of Shareholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.


                                            By Order of the Board of Directors

                                                       PETER GERSTHEIMER
                                                            Secretary
Dated:   November 10, 1997
         Farmingdale, New York

                                MISONIX, INC.
                               1938 New Highway
                         Farmingdale, New York  11735

                             -------------------

                               PROXY STATEMENT

                             -------------------

                        ANNUAL MEETING OF SHAREHOLDERS
                         Wednesday, December 10, 1997

                             -------------------

         The Annual Meeting of Shareholders of MISONIX, INC. (the "Company") will be held on Wednesday, December 10, 1997 at The Huntington Hilton at 598 Broad Hollow Road, Melville, New York 11747 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on December 10, 1997 and at any adjournments of such meeting. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to shareholders is

November 10, 1997.

         If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing a proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

Voting Rights

         On November 7, 1997 (the "Record Date"), the Company had outstanding 5,677,194 shares of its only class of voting securities, namely common stock, $.01 par value per share (the "Common Shares"). Shareholders are entitled to one vote for each share registered in their names at the close of business on the Record Date. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of Directors. The affirmative vote of a majority of all outstanding shares entitled to vote is required on all other matters which may come before the meeting. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy ("broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will be counted in the determination of a quorum and will have no effect on the vote for the election of Directors.

                              SECURITY OWNERSHIP

         The following table sets forth as of the Record Date certain information with regard to ownership of the Company's Common Shares by (i) each beneficial owner of more than 5% of the Company's Common Shares; (ii) each Director and nominee for Director; (iii) each executive officer named in the "Summary Compensation Table" below; and (iv) all executive officers and Directors of the Company as a group. Unless otherwise stated, the persons named in the table have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them.


                                            Common Shares         Percent
Name and Address(1)                      Beneficially Owned       of Class % (8)

Howard Alliger                               909,108 (2)            13.7%
Joseph Librizzi                              209,700 (3)             3.2%
Gary Gelman                                  878,145 (4)            13.2%
Arthur Gerstenfeld                            50,200 (5)              *
Robert Lee                                    31,500 (6)              *


All executive officer and                  2,146,548 (7)            32.3%
Directors as a group (seven
persons)

--------------------

*Less than 1%

(1) The business address of each of the named individuals in this table is c/o MISONIX, INC., 1938 New Highway, Farmingdale, New York 11735.
(2) Includes options to acquire 75,000 Common Shares which are currently exercisable but excludes Common Shares held by Mr. Alliger's daughter, of which he disclaims all beneficial interest.
(3) Includes 150,000 Common Shares which Dr. Librizzi has the right to acquire upon exercise of stock options which are currently exercisable.
(4) Includes options for 688,500 Common Shares which are currently exercisable.
(5) Includes 18,000 Common Shares which Mr. Gerstenfeld has the right to acquire upon exercise of stock options which are currently exercisable.
(6) Includes options to acquire 30,000 Common Shares which are currently exercisable.
(7)    Includes the Common Shares indicated in notes (2), (3), (5) and (6).
(8) Based upon 5,677,197 outstanding Common Shares and presently exercisable options to acquire 976,500 Common shares held by the persons noted.

                            ELECTION OF DIRECTORS

The Company currently has four Directors, all four of whom are to be elected at the Annual Meeting. The term of each Director expires at the Annual Meeting, with all four current Directors, Messrs. Alliger, Librizzi, Gerstenfeld, and Gelman, standing for reelection for a term of one year. The following table contains information regarding all Directors and executive officers of the
Company:
                                                                        Director
Name                   Age     Position With Company                     Since
----                   ---     ---------------------                    --------

Gary Gelman            50      Chairman of the Board                      1995
                               of Directors

Joseph Librizzi        59      Director, President, Chief                 1975
                               Executive Officer, and Treasurer

Peter Gerstheimer      48      Vice President, Chief                       --
                               Financial Officer, and Secretary

Ronald Manna           43      Vice President - Operations                 --

Robert Lee             38      Vice President - Sales and Marketing        --

Howard Alliger         70      Director                                   1971

Arthur Gerstenfeld     69      Director                                   1992


---------------------

Principal Occupations and Business Experience of Directors and Executive
Officers

The following is a brief account of the business experience for the past five years of the Company's Directors and executive officers:

Gary Gelman, the founder of American Claims Evaluation, Inc., a publicly traded company engaged in auditing hospital bills and providing vocational rehabilitational counseling, has been Chairman of the Board and a Director of that company for more than ten years. Since 1973, Mr. Gelman has also been President and a principal of American Para Professional Systems, Inc., which provides nurses who perform physical examinations of applicants for life and/or health insurance for insurance companies. He received a B.A. Degree from Queens College. Mr. Gelman became a director in June, 1995 and was elected Chairman of the Board of the Company in March, 1996.

Joseph Librizzi became President and Chief Executive Officer of the Company in March 1995. Prior to this he was Executive Vice President, Chief Operating Officer, Treasurer and Secretary of the Company since September 1991. Dr. Librizzi was previously President of the Company (prior to the merger between the Company and Sonic Needle Corp.) from 1986 to

September 1991. Dr. Librizzi holds a doctorate in applied mechanics and aerospace engineering from Polytechnic Institute of Brooklyn.

Peter Gerstheimer became Vice President and Chief Financial Officer of the Company in September 1992. From December 1984 to September 1992, he was Vice President of Finance at Thermex-Thermatron, Inc., a manufacturer of high-frequency electronic heat sealing and processing equipment. Previously, he served as Treasurer and Controller of LogiMetrics, a manufacturer of electronic test components and systems for military and non-military use. Mr. Gerstheimer is a licensed certified public accountant in the State of New York and was a senior accountant at Touche Ross & Co. Mr. Gerstheimer holds a B.A. Degree from Hofstra University.

Ronald Manna became Vice President - Operations of the Company in September 1989. For more than three years prior thereto, Mr. Manna served as the Director of Engineering of the Company. Mr. Manna holds a B.S. Degree in mechanical engineering from Hofstra University.

Robert Lee became Vice President of Sales and Marketing in August 1996. For the year prior thereto, he served as Director of Sales and Marketing for the laboratory products division of the Company. Prior to the Company, Mr. Lee was a Divisional General Manager, National Sales Manager and Regional Sales Manager for Pall Corporation, a filtration company, where he worked for seven years. Prior to Pall Corporation, Mr Lee worked for American Bionetics as a Regional

Manager. Mr. Lee holds a B.A. Degree in Chemistry from the State University of New York at Plattsburg.

Howard Alliger has served since 1955 as the sole proprietor or as the Chairman of the Board of Directors of the Company and its predecessors until March, 1996, when he assumed his current position as a member of the Board of Directors. He was President of the Company through 1982. Mr. Alliger holds a B.A. degree in economics from Allegheny College and attended Cornell University's School of Engineering. He has received 23 patents, has published various papers on ultrasonic technology and, for the three years ended in June 1991, was the President of the Ultrasonic Industry Association.

Arthur Gerstenfeld is a Professor at Worcester Polytechnic Institute and Director of its Advanced Automation Technology Program. He is also the President of UFA, Inc., a manufacturer of air traffic control simulation systems, and has served in that capacity since 1980. Dr. Gerstenfeld received a B.M.E. from Rensselaer Polytechnic Institute in 1950 and an M.S. and Ph.D. from the Massachusetts Institute of Technology in 1966 and 1967, respectively.

Officers of the Company serve until the first meeting of the Board of Directors after the Annual Meeting of Shareholders.

Meetings of the Board of Directors

         During the last fiscal year ended June 30, 1997, the Board of Directors held six meetings and the Stock Option Committees each held one meeting. No Director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors and meetings of Committees of which they were a member that were held during the Company's last fiscal year.

         Currently, the only standing committees of the Board of Directors of the Company are its Stock Option Committees. The Stock Option Committee for the 1996 Employee Incentive Stock Option Plan consists of Messrs. Gelman, Alliger, and Gerstenfeld. The Stock Option Committees for both the 1991 Employee Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan consist of Messrs. Gelman, Librizzi, Alliger and Gerstenfeld, the entire Board of Directors. The Stock Option Committees are responsible for administering the Company's stock option plans.


Director Compensation

         Each non-employee Director receives $1,500 for each meeting of the Board of Directors attended (to a maximum of $7,500), $2,500 for dual attendance at the Annual Meeting of Shareholders and of the Board, and an award of $5,000 payable in a cash or the Company's Common Shares at the end of the fiscal year. Each non-employee Director is also reimbursed for reasonable expenses incurred while traveling to attend meetings of the Board of Directors or while traveling in furtherance of the business of the Company.

                            EXECUTIVE COMPENSATION

         The following table sets forth for the fiscal years indicated the compensation paid by the Company to its Chief Executive Officer and each of the four other highest paid executive officers with annual compensation exceeding $100,000:

                                            Summary Compensation Table

                                                                                                      Long Term
                                              Annual Compensation (1)                               Compensation
                                                                                                       Awards
Name and                                                                                             Underlying
Principal Position                         Fiscal Year           Salary            Bonus           Options/SARS(#)
------------------                         -----------           ------            -----           ---------------
Joseph Librizzi, President                     1997             $160,000       $379,394                  -
Chief Executive Officer and                    1996              160,000         23,971                  -
Treasurer                                      1995              135,000            --                   -

Robert Lee, Vice President                     1997               67,708         38,818                  -
of Sales & Marketing                           1996               52,303         14,925                  -
                                               1995                 -               -                    -

Howard Alliger, Director                       1997                 -               -                    -
and, until March, 1996,                        1996                 -               -                    -
Chairman of the Board                          1995              135,000            -                    -

------------------------
(1) No other annual compensation is shown because the amounts of perquisites and other non-cash benefits provided by the Company do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.


Employment Agreements

        On September 1, 1995, the Company entered into an employment agreement with Dr. Librizzi, who is employed as President and Chief Executive Officer. The agreement now provides for an annual salary of $200,000. Dr. Librizzi receives additional benefits that are generally provided to other employees of the Company. The agreement is automatically renewed for a successive one year term unless the Company or the executive elects not to renew. This agreement was automatically renewed on August 31, 1997.

        In conformity with the Company's policy, all of its Directors, officers and employees execute confidentiality and nondisclosure agreements upon the commencement of employment with the Company. The agreements generally provide that all inventions or discoveries by the employee related to the Company's business and all confidential information developed or made known to the employee during the term of employment shall be the exclusive property of the Company and shall not be disclosed to third parties without prior approval of the Company. Messrs. Librizzi, Gerstheimer, and Manna also have agreements with the Company which provide for the payment of six months severance upon their termination for any reason. The Company's employment agreement with Dr. Librizzi also contains non-competition provisions that preclude him from competing with the Company for a period of one year from the date of his termination of employment unless his employment is terminated by the Company without cause.

Option Grants in Last Fiscal Year

        The following table contains information concerning options granted to executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1997:

                                Individual Grants

                        Number of Securities
                          Underlying Options    % of Total Options Granted
Name                      Granted (#)(1)(2)    to Employees in Fiscal Year  Exercise Price ($/sh)(2)  Expiration Date
----                    -------------------    ---------------------------  ------------------------  ---------------
Joseph Librizzi                60,000                      6.68                      4.00                 7/24/06
Robert Lee                        0                         -                          -                     -
Howard Alliger                 75,000                      8.35                       .73                 3/27/06


----------------
(1)    All such options are immediately exercisable.
(2)    Adjusted for fifty percent (50%) stock dividend paid on October 20, 1997.


Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values


        No options were exercised by any executive officer named in the Summary Compensation Table during the fiscal year ended June 30, 1997. The following table contains information concerning the number and value, at June 30, 1997, of unexercised options held by executive officers named in the Summary Compensation Table:


                                        Number of Securities Underlying
                                         Unexercised Options at FY-End (#)    Value of Unexercised In-the-Money Options at
Name                                       (Exercisable/Unexercisable)          FY-End (Exercisable/Unexercisable)($)(1)
----                                      -----------------------------        -------------------------------------------
Joseph Librizzi                                      150,000/0                              $ 496,250/0
Robert Lee                                            15,000/0                                 63,725/0
Howard Alliger                                        75,000/0                                336,000/0

----------------
(1) Fair market value of underlying securities (the closing price of the Company's Common Shares on the National Association of Securities Dealers Automated Quotation System) at fiscal year end (June 30, 1997) minus the exercise price.

Stock Options

        In September 1991, in order to attract and retain persons necessary for the success of the Company, the Company adopted a stock option plan (the "1991 Plan") which, as amended, covers up to 375,000 of the Company's Common Shares. Pursuant to the 1991 Plan, officers, Directors, consultants and key employees of the Company are eligible to receive incentive and/or non-incentive stock options. At June 30, 1997, options to purchase 200,250 Shares were outstanding under the plan at $ .50 to $4.33 per share and 174,750 options had been exercised.

        In March 1996, the Board of Directors approved the 1996 Employee Incentive Stock Option Plan covering an aggregate of 450,000 Common Shares of the Company and a 1996 Non-Employee Director Stock Option Plan covering an aggregate of 1,125,000 Common Shares of the Company. The Board then granted options to acquire 120,000 Common Shares at prices of $4.00 and $6.00 under the 1996 Employee Incentive Stock Option Plan and options to acquire 778,500 shares at a price of $.73 under the 1996 Non-Employee Director Stock Option Plan. At June 30, 1997, no options under either of these Plans had been exercised. The options are exercisable for 10 years. Both of these Plans and the transactions under which options to acquire 898,500 Common Shares were granted were ratified and approved at the annual meeting of shareholders held on February 19,1997. Since the exercise price of the granted options was less than the market price of the Company's Common Shares on February 19, 1997, this resulted in a non-cash compensation charge in the amount of $4,544,600, of which $185,000 was recorded during the fourth quarter of fiscal 1997.

        The foregoing plans are administered by the Board of Directors with the right to designate a committee. The selection of participants, allotments of shares, determination of price and other conditions relating to options are determined by the Board of Directors, or a committee thereof, in its sole discretion. Incentive stock options granted under the plans are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the Common Shares on the date of the grant, except that the term of an incentive stock option granted under the Plans to a shareholder owning more than 10% of the outstanding Common Shares may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Shares on the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission (the "SEC"), the Boston Stock Exchange, and the National Association of Securities Dealers, Inc. (the "NASD"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and NASD. Based solely on the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 1997.

                                 ACCOUNTANTS

The Board of Directors has continued to retain the firm Ernst & Young LLP to act as the Company's independent certified public accountants. A representative of such firm is expected to be available either personally or by telephone hookup at the Annual Meeting to respond to appropriate questions from shareholders and will be given the opportunity to make a statement if he desires to do so.

                          MISCELLANEOUS INFORMATION

         As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.


         The Company will pay the cost of soliciting proxies in the accompanying form and as set forth below. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview without additional remuneration therefor.

                            SHAREHOLDER PROPOSALS

         Shareholder proposals with respect to the Company's next Annual Meeting of Shareholders must be received by the Company no later than July 13, 1998 to be considered for inclusion in the Company's next Proxy Statement.

         A copy of the Company's Annual Report of Shareholders for the fiscal year ended June 30, 1997 has been provided to all shareholders. Shareholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                                           By Order of the Board of Directors,

                                           PETER GERSTHEIMER
                                           Secretary


Dated:  November 10, 1997
        Farmingdale, New York